THE CYPRESS GROUP L.L.C.
                         65 East 55th Street, 28th Floor
                            New York, New York 10022




                                                         October 17, 2004

Scottish Re Group Limited
Crown House, 3rd Floor
4 Par-la-Ville Road
Hamilton, Bermuda HM 12


Ladies and Gentlemen:

          Reference is made to the Securities Purchase Agreement, dated the date hereof (the "Purchase Agreement"), among Scottish Re Group Limited ("Scottish Re"), Cypress Merchant B Partners II (Cayman) L.P. ("CMB II"), Cypress Merchant Banking II-A C.V. ("CMB II-A"), Cypress Side-by-Side (Cayman) L.P. ("CSS") and 55th Street Partners II (Cayman) L.P. ("55th Street Partners" and, together with CMB II, CMB II-A and CSS, the "Cypress Entities"). Terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

          CMB II hereby agrees that as promptly as practicable (but in no event more than five business days) after the date of this letter agreement it will mail the form attached hereto as Exhibit A to the five largest investors in CMB II (each an "Investor" and collectively, the "Investors") and will request each Investor to respond to such request for information within 15 days after the date of such mailing. At the end of such 15 day period (the "Response Deadline"), CMB II will forward to you all of the information (the "Investor Information") it has received from the Investors in response to such request for information. CMB II also agrees that it will complete and return to Scottish Re a Cypress questionnaire (the "Cypress Questionnaire") in the form attached hereto as Exhibit B by the Response Deadline with respect to the persons listed in Annexes A and B hereto and any subsidiaries of, or investment funds managed or advised by, such persons that Scottish Re identifies to CMB II in writing, not later than 10 days after the date hereof, as being actual shareholders of Scottish Re (the "Supplement"). If the Investor Information and the completed Cypress Questionnaire indicate that, after giving effect to the purchase of the Purchased Securities, the total Controlled Shares of the Cypress Entities would be equal to 10% or more of the outstanding Ordinary Shares, then the Cypress Entities and Scottish Re agree to decrease the number of Ordinary Shares to be purchased pursuant to the terms of the Purchase Agreement to such number of Ordinary Shares which would result in the total Controlled Shares of the Cypress Entities upon consummation of the Closing being less than 10% of the outstanding Ordinary Shares. In exchange for the decrease in the number of Ordinary Shares to be purchased by the Cypress Entities at Closing, the Cypress Entities and Scottish Re will increase the number of Class C Warrants to be purchased by a corresponding amount. Notwithstanding the foregoing, if such decrease in the number of Ordinary Shares to be purchased would result in the Cypress Entities purchasing Ordinary Shares representing less than 8% of the outstanding Ordinary Shares (after giving effect to such issuance), the Cypress Entities may elect, by written notice given to Scottish Re not later than November 15, 2005, to terminate


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the Purchase Agreement. If the Investor Information and the completed Cypress
Questionnaire indicate that, after giving effect to the purchase of the Purchased Securities, the total Controlled Shares of the Cypress Entities would be equal to less than 10% of the outstanding Ordinary Shares, then the Cypress Entities and Scottish Re agree that such determination shall be binding and conclusive for purposes of determining whether the issuance of the Purchased Securities at the Closing is permitted by the Articles of Association of Scottish Re, unless the Cypress Entities have actual knowledge of a change in the ownership structure of the Cypress Entities.

          The parties expressly agree that except as required by law or legal process, the terms and existence of this agreement, and the information provided pursuant to the terms hereof, shall be kept confidential by the parties unless required to be disclosed pursuant to the U.S. securities laws and shall not, without the prior written consent of the Cypress Entities, be relied upon by any person other than Scottish Re. Notwithstanding anything herein to the contrary, any party to this agreement (and any employee, representative, or other agent of any party to this agreement) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this agreement (the "Transactions") and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure; provided, however, that neither party (nor any employee, representative or other agent thereof) shall disclose any information (a) that is not relevant to an understanding of the U.S. federal income tax treatment or tax structure of the Transactions, including the identity of any party to this agreement (or its employees, representatives, or other agents) or other information that could lead any person to determine such identity, (b) to the extent such disclosure could result in a violation of any federal or state securities laws or (c) until the earlier of (i) the date of the public announcement of discussions relating to the Transactions, (ii) the date of the public announcement of the Transactions and (iii) the date of the execution of an agreement to enter into the Transactions.

          This letter shall be governed by and construed in accordance with the laws of the State of New York.

                                        Very truly yours,







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                    CYPRESS MERCHANT B PARTNERS II (CAYMAN) L.P.

                   By: Cypress Associates II (Cayman) L.P., its general partner

                       By: CMBP II (Cayman) Ltd., its general partner


                            By: /s/ Jeffrey P. Hughes
                                --------------------------
                                Name:  Jeffrey P. Hughes
                                Title: Director


                   CYPRESS MERCHANT BANKING II-A C.V.

                   By: Cypress Associates II (Cayman) L.P., its managing
                       general partner

                       By: CMBP II (Cayman) Ltd., its general partner


                            By: /s/ Jeffrey P. Hughes
                                --------------------------
                                Name:  Jeffrey P. Hughes
                                Title: Director


                   CYPRESS SIDE-BY-SIDE (CAYMAN) L.P.

                   By: Cypress Associates II (Cayman) L.P., its general partner

                       By: CMBP II (Cayman) Ltd., its general partner


                            By: /s/ Jeffrey P. Hughes
                                --------------------------
                                Name:  Jeffrey P. Hughes
                                Title: Director


                   55TH STREET PARTNERS II (CAYMAN) L.P.

                   By: Cypress Associates II (Cayman) L.P., its general partner

                       By: CMBP II (Cayman) Ltd., its general partner


                            By: /s/ Jeffrey P. Hughes
                                --------------------------
                                Name:  Jeffrey P. Hughes
                                Title: Director
                                Title:


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


ACCEPTED AND AGREED:

SCOTTISH RE GROUP LIMITED



By: /s/ Paul Goldean
    -------------------------------
    Name:  Paul Goldean
    Title: Executive Vice President
           and General Counsel